Exhibit 11


                            WORTHINGTON FOODS, INC.
                       COMPUTATION OF EARNINGS PER SHARE


                                            Three Months Ended        Nine Months Ended
                                           9/27/96      9/29/95      9/27/96      9/29/95
Primary:                                   -------      -------      -------      -------
Weighted average number of common
  shares outstanding                      6,371,992    6,330,392    6,367,489    6,321,067

Net effect of dilutive stock
  options based on treasury
  stock method using average
  market price                              288,410      210,438      253,119      158,247
                                         ----------   ----------   ----------   ----------

Weighted average common and
  common equivalent shares                6,660,402    6,540,830    6,620,608    6,479,314
                                         ==========   ==========   ==========   ==========

Net income                               $1,913,000   $1,327,000   $5,191,000   $3,748,000
                                         ==========   ==========   ==========   ==========

Net income per common share              $     0.29   $     0.20   $     0.78   $     0.58
                                         ==========   ==========   ==========   ==========





Fully Diluted:

Weighted average number of common
  shares outstanding                      6,371,992    6,330,392    6,367,489    6,321,067

Net effect of dilutive stock options
  based on treasury stock method using
  market price at end of period if
  greater than the average market
  price during the period                   316,565      210,438      318,632      202,736
                                         ----------   ----------   ----------   ----------

Weighted average common and common
  equivalent shares                       6,688,557    6,540,830    6,686,121    6,523,803
                                         ==========   ==========   ==========   ==========

Net income                               $1,913,000   $1,327,000   $5,191,000   $3,748,000
                                         ==========   ==========   ==========   ==========

Net income per common share              $     0.28   $     0.20   $     0.78   $     0.58
                                         ==========   ==========   ==========   ==========





Note: 1995 share amounts have been adjusted to reflect the five-for-four share split in December, 1995.


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